SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 27, 2001
(To Prospectus dated October 22, 2001)


                                  CWMBS, INC.
                                   Depositor


                                  Countrywide
                                Home Loans, Inc.
                                     Seller


                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2001-25
                                     Issuer

                                ----------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated November 27, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 22, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $1,212,116.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002


--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                               THE MORTGAGE POOL

   As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,469 Mortgage Loans having an aggregate Stated Principal Balance of approximately $630,252,484.

   The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                     As of
                                                               September 1, 2002
                                                               -----------------
Total Number of Mortgage Loans .............................         1,469
Delinquent Mortgage Loans and Pending Foreclosures at
  Period End (1)
 30-59 days ................................................         0.88%
 60-90 days ................................................         0.00%
 91 days or more (excluding pending foreclosures) ..........         0.07%
                                                                     -----
   Total Delinquencies .....................................         0.95%
                                                                     =====
Foreclosures Pending .......................................         0.07%
                                                                     -----
   Total Delinquencies and foreclosures pending ............         1.02%
                                                                     =====

---------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

   Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

   Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

   The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                              At             At
                                                                At February 28(29),                      December 31,     June 30,
                                               ------------------------------------------------------    ------------   -----------
                                                  1998          1999           2000           2001           2001           2002
                                                  ----          ----           ----           ----           ----           ----
Delinquent Mortgage Loans and Pending
  Foreclosures at Period End
   30-59 days ............................           1.08%          1.03%         1.36%          1.61%          1.89%          1.85%
   60-89 days ............................           0.16           0.18          0.22           0.28           0.39           0.40
   90 days or more (excluding
    pending foreclosures) ................           0.16           0.12          0.16           0.14           0.23           0.28
                                              -----------    -----------   -----------    -----------    -----------    -----------
     Total of delinquencies ..............           1.40%          1.32%         1.75%          2.03%          2.51%          2.53%
                                              ===========    ===========   ===========    ===========    ===========    ===========
Foreclosures pending .....................           0.17%          0.14%         0.16%          0.27%          0.31%          0.28%
                                              ===========    ===========   ===========    ===========    ===========    ===========
     Total delinquencies and foreclosures
       pending ...........................           1.57%          1.46%         1.91%          2.30%          2.82%          2.81%
                                              ===========    ===========   ===========    ===========    ===========    ===========
Net Gains/(Losses) on liquidated
  loans (1) ..............................    $(2,662,000)   $(2,882,524)  $(3,076,240)   $(2,988,604)   $(5,677,141)   $(3,054,092)
Percentage of Net Gains/(Losses) on
  liquidated loans (1)(2) ................         (0.024)%       (0.018)%      (0.017)%       (0.014)%       (0.022)%       (0.010)
Percentage of Net Gains/(Losses) on
  liquidated loans (based on average
  outstanding principal balance) (1) .....         (0.027)%       (0.021)%      (0.017)%       (0.015)%       (0.023)%       (0.011)

---------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                    DESCRIPTION OF THE CLASS PO CERTIFICATES

   The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

   As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,212,116, evidencing a beneficial ownership interest of approximately 0.19% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $611,166,570 and evidenced in the aggregate a beneficial ownership interest of approximately 96.97% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $19,085,914, and evidenced in the aggregate a beneficial ownership interest of approximately 3.03% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

   The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

   Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates Structuring Assumptions"
(the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,212,116 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

   The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 78.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                                Percentage of the Prepayment
                                                                         Assumption
                                                             ----------------------------------
Class
-----                                                         0%     100%   325%    400%   500%
                                                             ----    ----   ----    ----   ----
Class PO ...........................................         1.8%    3.0%   6.5%    7.7%   9.4%

   It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

   The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*


                                                                          Class PO
                                                                Percentage of the Prepayment
                                                                         Assumption
                                                            -----------------------------------
Distribution Date
-----------------                                             0%     100%   325%    400%   500%
                                                            -----    ----   ----    ----   ----
Initial Percent ...................................           100     100    100     100    100
October 30, 2002                                               84      83     83      83     83
October 25, 2003                                               81      78     71      68     65
October 25, 2004                                               79      72     56      51     45
October 25, 2005                                               77      65     43      37     30
October 25, 2006                                               74      59     34      27     20
October 25, 2007                                               71      53     26      20     14
October 25, 2008                                               68      48     20      15      9
October 25, 2009                                               65      43     15      11      6
October 25, 2010                                               62      38     12       8      4
October 25, 2011                                               58      34      9       5      3
October 25, 2012                                               54      30      7       4      2
October 25, 2013                                               50      26      5       3      1
October 25, 2014                                               46      22      4       2      1
October 25, 2015                                               41      19      3       1      0
October 25, 2016                                               36      15      2       1      0
October 25, 2017                                               31      12      1       1      0
October 25, 2018                                               30      11      1       0      0
October 25, 2019                                               28      10      1       0      0
October 25, 2020                                               27       9      1       0      0
October 25, 2021                                               25       8      0       0      0
October 25, 2022                                               23       7      0       0      0
October 25, 2023                                               21       6      0       0      0
October 25, 2024                                               19       5      0       0      0
October 25, 2025                                               17       4      0       0      0
October 25, 2026                                               15       3      0       0      0
October 25, 2027                                               12       3      0       0      0
October 25, 2028                                               10       2      0       0      0
October 25, 2029                                                7       1      0       0      0
October 25, 2030                                                4       1      0       0      0
October 25, 2031                                                0       0      0       0      0
Weighted Average Life (years) ** ..................         14.06    8.73   4.26    3.58   2.94

---------------
*   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

   As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $20,094,788 and $0 and $24,659,157, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

   General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

   Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

   The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

   Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

   o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

   o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

   The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

   The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

   A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

   Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

   Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

   Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

   A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

   Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

   Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

   The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                  OTHER TAXES

   No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

   All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                    RATINGS

   The Class PO Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

   Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

              EXHIBIT 1 -- CHL Mortgage Pass-Through Trust 2001-25
                                    Group 1

                Current Mortgage Rates of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Current                              Number of        Aggregate Principal         Percent of
Mortgage Rate (%)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
6.125                                     1                 316,549.46                0.15
6.375                                     2                 853,668.47                0.40
6.500                                    15               6,184,314.28                2.88
6.625                                    28              12,651,762.72                5.88
6.750                                    48              20,066,368.58                9.33
6.875                                    51              19,736,289.41                9.18
7.000                                    64              24,485,973.70               11.39
7.125                                    49              19,101,647.62                8.88
7.250                                    60              24,363,158.17               11.33
7.375                                    55              22,519,362.59               10.47
7.500                                    68              26,137,998.98               12.16
7.625                                    39              16,588,795.49                7.72
7.750                                    29              12,083,260.75                5.62
7.875                                    17               6,321,655.00                2.94
8.000                                    10               3,578,941.42                1.66
-----------------------------------------------------------------------------------------------
   Total                                536             214,989,746.64              100.00
===============================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.200% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.197% per annum.

                  Current Mortgage Loan Principal Balances (1)

-----------------------------------------------------------------------------------------------
Current Mortgage                     Number of        Aggregate Principal         Percent of
Loan Balance ($)                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
 50,000.01 to  100,000.00                 1                  82,759.24                0.04
100,000.01 to  150,000.00                 2                 275,207.82                0.13
150,000.01 to  200,000.00                 3                 506,772.52                0.24
200,000.01 to  250,000.00                 3                 675,337.35                0.31
250,000.01 to  300,000.00                75              21,781,273.01               10.13
300,000.01 to  350,000.00               164              53,566,879.74               24.92
350,000.01 to  400,000.00                94              34,986,862.02               16.27
400,000.01 to  450,000.00                60              25,356,887.22               11.79
450,000.01 to  500,000.00                47              22,548,193.05               10.49
500,000.01 to  550,000.00                31              16,133,290.91                7.50
550,000.01 to  600,000.00                21              12,094,889.90                5.63
600,000.01 to  650,000.00                 9               5,714,484.10                2.66
650,000.01 to  700,000.00                 5               3,407,062.26                1.58
700,000.01 to  750,000.00                 4               2,920,952.49                1.36
750,000.01 to 1,000,000.00               17              14,938,895.01                6.95
-----------------------------------------------------------------------------------------------
   Total                                536             214,989,746.64              100.00
===============================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $401,100.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

-----------------------------------------------------------------------------------------------
Original Loan-to-Value               Number of        Aggregate Principal         Percent of
Ratios (%)                        Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
50.00 or Less                            30              13,935,648.15                6.48
50.01 to 55.00                           20               9,247,768.68                4.30
55.01 to 60.00                           36              15,292,124.45                7.11
60.01 to 65.00                           36              14,426,817.12                6.71
65.01 to 70.00                           46              20,091,816.18                9.35
70.01 to 75.00                           82              33,520,021.85               15.59
75.01 to 80.00                          242              93,750,532.87               43.61
80.01 to 85.00                            9               3,403,399.29                1.58
85.01 to 90.00                           25               8,052,796.97                3.75
90.01 to 95.00                           10               3,268,821.08                1.52
-----------------------------------------------------------------------------------------------
   Total                                536             214,989,746.64              100.00
===============================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 71.58%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

-----------------------------------------------------------------------------------------------
State Distribution of                Number of        Aggregate Principal         Percent of
Mortgaged Properties              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Arizona                                  17               7,303,892.72                3.40
California                              270             106,865,286.31               49.71
Florida                                  11               4,639,118.41                2.16
Georgia                                  12               5,413,045.40                2.52
Illinois                                 22              10,798,508.86                5.02
Massachusetts                            17               7,696,383.49                3.58
Michigan                                 50              20,056,470.20                9.33
Ohio                                     20               8,272,884.11                3.85
Texas                                    15               5,784,898.12                2.69
Virginia                                 15               5,424,015.02                2.52
Other (less than 2%)                     87              32,735,244.00               15.23
-----------------------------------------------------------------------------------------------
   Total                                536             214,989,746.64              100.00
===============================================================================================

(1) "Other" includes 27 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 1.11% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                 Documentation Programs for the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Type of Program                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Full                                    294             117,954,159.42               54.87
Alternative                             134              55,326,244.27               25.73
Reduced                                  85              33,964,535.84               15.80
Streamlined                              16               6,206,382.38                2.89
No Income/No Asset                        6               1,176,387.89                0.55
CLUES                                     1                 362,036.84                0.17
-----------------------------------------------------------------------------------------------
   Total                                536             214,989,746.64              100.00
===============================================================================================

                         Types of Mortgaged Properties

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Property Type                     Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Single Family Residence                 446             177,020,567.67               82.34
Planned Unit Development                 61              25,366,967.89               11.80
Low-rise Condominium                     24               9,938,205.91                4.62
2-4 Family Residence                      5               2,664,005.17                1.24
-----------------------------------------------------------------------------------------------
   Total                                536             214,989,746.64              100.00
===============================================================================================

                         Purposes of the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                   Number of        Aggregate Principal     Percent of Mortgage
Loan Purpose                    Mortgage Loans    Balance Outstanding ($)         Pool (%)
-----------------------------------------------------------------------------------------------
Purchase                              226              89,593,914.80                41.67
Refinance (rate/term)                 187              74,900,826.55                34.84
Refinance (cash-out)                  123              50,495,005.29                23.49
-----------------------------------------------------------------------------------------------
   Total                              536             214,989,746.64               100.00
===============================================================================================

                   Occupancy Types of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Occupancy Type                    Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Owner Occupied                          522             208,437,012.30               96.95
Secondary Residence                      11               5,007,266.29                2.33
Investment                                3               1,545,468.05                0.72
-----------------------------------------------------------------------------------------------
   Total                                536             214,989,746.64              100.00
===============================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

             Remaining Terms to Maturity of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Remaining Term to                    Number of        Aggregate Principal         Percent of
Maturity (months)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
227                                       1                 341,716.07               0.16
229                                       1                 277,733.97               0.13
230                                       1                 358,674.22               0.17
264                                       1                 377,903.33               0.18
288                                       1                 318,426.50               0.15
290                                       1                 522,984.04               0.24
311                                       1                 338,139.55               0.16
314                                       1                 316,549.46               0.15
319                                       2                 668,272.79               0.31
320                                       1                 379,792.40               0.18
321                                       4               1,418,919.32               0.66
322                                       5               1,812,045.46               0.84
323                                       1                 289,877.58               0.13
324                                       3               1,119,698.66               0.52
325                                       2                 792,190.60               0.37
326                                       2                 798,198.93               0.37
327                                       4               1,581,280.23               0.74
328                                       3               1,790,502.14               0.83
329                                       1                 300,411.56               0.14
330                                       3               1,435,860.08               0.67
331                                       1                 453,406.11               0.21
332                                       1                 409,988.21               0.19
333                                       5               2,137,864.56               0.99
334                                       5               2,160,522.30               1.00
335                                       6               1,961,082.07               0.91
336                                       1                 151,182.77               0.07
338                                       1                 335,322.36               0.16
341                                       4               1,311,901.20               0.61
342                                       4               2,044,704.97               0.95
343                                       5               2,338,881.62               1.09
344                                      12               5,138,640.33               2.39
345                                      14               6,136,253.91               2.85
346                                      35              13,080,447.17               6.08
347                                      82              33,223,569.87              15.45
348                                     108              42,561,974.42              19.80
349                                      48              18,383,199.66               8.55
350                                      92              35,057,130.98              16.31
351                                      73              32,864,497.24              15.29
-----------------------------------------------------------------------------------------------
 Total                                  536             214,989,746.64              100.00
===============================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 345 months.

              EXHIBIT 1 -- CHL Mortgage Pass-Through Trust 2001-25
                                    Group 2

                Current Mortgage Rates of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Current                              Number of        Aggregate Principal         Percent of
Mortgage Rate (%)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
5.750                                     1                  41,293.96                0.01
6.000                                     7               2,645,876.64                0.80
6.125                                    39              18,262,516.02                5.55
6.250                                    85              40,403,935.42               12.27
6.375                                   142              65,695,082.09               19.95
6.500                                   181              79,891,016.97               24.26
6.625                                    71              28,038,562.87                8.51
6.750                                    78              35,470,649.30               10.77
6.875                                    59              25,010,809.20                7.59
7.000                                    27              11,900,575.97                3.61
7.125                                    13               5,118,663.54                1.55
7.250                                    14               7,218,543.38                2.19
7.375                                     8               4,541,792.11                1.38
7.500                                     3               1,333,185.36                0.40
7.625                                     3                 995,623.36                0.30
7.750                                     3               1,497,159.70                0.45
7.875                                     1                 319,038.23                0.10
8.000                                     1                 964,020.45                0.29
-----------------------------------------------------------------------------------------------
 Total                                  736             329,348,344.57              100.00
===============================================================================================

(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.560% per annum.

                  Current Mortgage Loan Principal Balances (1)

-----------------------------------------------------------------------------------------------
Current Mortgage                     Number of        Aggregate Principal         Percent of
Loan Balance ($)                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
        0.01 to    50,000.00              1                  41,293.96                0.01
   50,000.01 to   100,000.00              1                  81,211.97                0.02
  100,000.01 to   150,000.00              3                 389,518.61                0.12
  150,000.01 to   200,000.00              1                 186,284.02                0.06
  200,000.01 to   250,000.00              3                 648,033.65                0.20
  250,000.01 to   300,000.00             44              12,666,105.53                3.85
  300,000.01 to   350,000.00            184              60,028,834.35               18.23
  350,000.01 to   400,000.00            131              49,147,515.86               14.92
  400,000.01 to   450,000.00             93              39,428,430.39               11.97
  450,000.01 to   500,000.00             76              35,999,293.07               10.93
  500,000.01 to   550,000.00             56              29,395,836.27                8.93
  550,000.01 to   600,000.00             35              20,187,972.36                6.13
  600,000.01 to   650,000.00             52              32,422,566.73                9.84
  650,000.01 to   700,000.00             10               6,736,841.23                2.05
  700,000.01 to   750,000.00              9               6,482,698.00                1.97
  750,000.01 to 1,000,000.00             30              26,116,157.33                7.93
1,000,000.01 to 1,500,000.00              6               7,674,934.19                2.33
1,500,000.01 to 2,000,000.00              1               1,714,817.05                0.52
-----------------------------------------------------------------------------------------------
 Total                                  736             329,348,344.57              100.00
===============================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $447,484.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

-----------------------------------------------------------------------------------------------
Original Loan-to-Value               Number of        Aggregate Principal         Percent of
Ratios (%)                        Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
50.00 or Less                           138              62,848,091.19               19.08
50.01 to 55.00                           52              27,585,762.87                8.38
55.01 to 60.00                           61              30,007,237.80                9.11
60.01 to 65.00                           72              33,122,372.00               10.06
65.01 to 70.00                           99              44,492,596.78               13.51
70.01 to 75.00                          146              64,980,208.84               19.73
75.01 to 80.00                          150              60,312,962.14               18.31
80.01 to 85.00                            6               2,218,873.64                0.67
85.01 to 90.00                            9               2,856,057.89                0.87
90.01 to 95.00                            3                 924,181.42                0.28
-----------------------------------------------------------------------------------------------
 Total                                  736             329,348,344.57              100.00
===============================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 63.40%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

-----------------------------------------------------------------------------------------------
State Distribution of                Number of        Aggregate Principal         Percent of
Mortgaged Properties              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Arizona                                  18               8,440,985.60                2.56
California                              240             105,276,319.89               31.97
Colorado                                 35              15,185,546.28                4.61
Florida                                  31              13,442,157.89                4.08
Georgia                                  16               6,833,881.94                2.07
Illinois                                 21              10,488,383.18                3.18
Indiana                                  11               7,144,301.41                2.17
Maryland                                 17               7,066,640.03                2.15
Massachusetts                            19               7,902,646.89                2.40
Michigan                                 22               9,366,451.02                2.84
New Jersey                               33              14,285,440.97                4.34
New York                                 26              10,724,801.85                3.26
Texas                                    46              23,163,311.79                7.03
Virginia                                 15               7,585,101.34                2.30
Washington                               19               8,201,935.68                2.49
Other (less than 2%)                    167              74,240,438.81               22.54
-----------------------------------------------------------------------------------------------
 Total                                  736             329,348,344.57              100.00
===============================================================================================

(1) "Other" includes 27 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.18% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                 Documentation Programs for the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Type of Program                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Reduced                                 236              97,632,602.52               29.64
Full                                    221             109,549,140.01               33.26
Alternative                             204              93,265,357.20               28.32
CLUES                                    38              14,119,357.47                4.29
Streamlined                              26              11,213,741.23                3.40
No Income/No Asset                       11               3,568,146.14                1.08
-----------------------------------------------------------------------------------------------
 Total                                  736             329,348,344.57              100.00
===============================================================================================

                         Types of Mortgaged Properties

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Property Type                     Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Single Family Residence                 537             240,309,283.85               72.97
Planned Unit Development                165              74,920,677.45               22.75
Low-rise Condominium                     26              10,334,654.25                3.14
2-4 Family Residence                      5               2,365,515.45                0.72
High-rise Condominium                     3               1,418,213.57                0.43
-----------------------------------------------------------------------------------------------
 Total                                  736             329,348,344.57              100.00
===============================================================================================

                         Purposes of the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Loan Purpose                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Refinance (rate/term)                   435             201,497,242.22               61.18
Refinance (cash-out)                    186              76,671,231.35               23.28
Purchase                                115              51,179,871.00               15.54
-----------------------------------------------------------------------------------------------
 Total                                  736             329,348,344.57              100.00
===============================================================================================

                   Occupancy Types of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Occupancy Type                    Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Owner Occupied                          695             311,809,241.53               94.67
Secondary Residence                      41              17,539,103.04                5.33
-----------------------------------------------------------------------------------------------
 Total                                  736             329,348,344.57              100.00
===============================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

             Remaining Terms to Maturity of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Remaining Term to                    Number of        Aggregate Principal         Percent of
Maturity (months)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
 80                                       1                 291,451.40                0.09
108                                       3               1,097,843.88                0.33
109                                       2                 756,545.35                0.23
110                                       5               2,040,633.69                0.62
163                                       2                 604,720.21                0.18
164                                       2                 729,031.21                0.22
166                                       8               3,241,541.59                0.98
167                                       9               4,661,604.71                1.42
168                                      34              16,315,587.14                4.95
169                                     128              54,670,387.46               16.60
170                                     263             116,663,437.64               35.42
171                                     273             125,568,774.13               38.13
172                                       4               1,642,112.43                0.50
348                                       2               1,064,673.73                0.32
-----------------------------------------------------------------------------------------------
 Total                                  736             329,348,344.57              100.00
===============================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 170 months.

              EXHIBIT 1 -- CHL Mortgage Pass-Through Trust 2001-25
                                    Group 3

                Current Mortgage Rates of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Current                              Number of        Aggregate Principal         Percent of
Mortgage Rate (%)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
5.875                                     1                 307,856.49                0.36
6.000                                     5               1,547,927.46                1.80
6.125                                     6               2,724,617.37                3.17
6.250                                    25              10,960,340.24               12.76
6.375                                    35              15,859,503.51               18.46
6.500                                    57              26,152,042.08               30.44
6.625                                    25              10,082,173.71               11.74
6.750                                    20               9,465,479.85               11.02
6.875                                    15               5,736,136.40                6.68
7.000                                     2               1,050,785.96                1.22
7.125                                     3                 941,492.71                1.10
7.250                                     1                 337,003.45                0.39
7.500                                     2                 749,034.41                0.87
-----------------------------------------------------------------------------------------------
 Total                                  197              85,914,393.64              100.00
===============================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.516% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.514% per annum.

                  Current Mortgage Loan Principal Balances (1)

-----------------------------------------------------------------------------------------------
Current Mortgage                     Number of        Aggregate Principal         Percent of
Loan Balance ($)                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
  250,000.01 to 300,000.00               15               4,345,407.25                5.06
  300,000.01 to 350,000.00               52              16,944,181.91               19.72
  350,000.01 to 400,000.00               49              18,356,482.09               21.37
  400,000.01 to 450,000.00               22               9,268,008.74               10.79
  450,000.01 to 500,000.00               19               9,003,092.68               10.48
  500,000.01 to 550,000.00                7               3,643,701.27                4.24
  550,000.01 to 600,000.00                6               3,423,226.20                3.98
  600,000.01 to 650,000.00               10               6,178,846.30                7.19
  700,000.01 to 750,000.00                1                 705,711.09                0.82
  750,000.01 to 1,000,000.00             15              12,773,005.16               14.87
1,000,000.01 to 1,500,000.00              1               1,272,730.95                1.48
-----------------------------------------------------------------------------------------------
 Total                                  197              85,914,393.64              100.00
===============================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $436,114.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

-----------------------------------------------------------------------------------------------
Original Loan-to-Value               Number of        Aggregate Principal         Percent of
  Ratios (%)                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
50.00 or Less                            46              21,852,515.39               25.44
50.01 to 55.00                           13               5,073,616.60                5.91
55.01 to 60.00                           17               7,500,726.32                8.73
60.01 to 65.00                           29              13,811,542.31               16.08
65.01 to 70.00                           31              12,409,953.61               14.44
70.01 to 75.00                           27              11,680,838.38               13.60
75.01 to 80.00                           28              11,438,701.75               13.31
80.01 to 85.00                            2                 746,942.75                0.87
85.01 to 90.00                            3               1,016,480.16                1.18
90.01 to 95.00                            1                 383,076.37                0.45
-----------------------------------------------------------------------------------------------
 Total                                  197              85,914,393.64              100.00
===============================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 60.76%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

-----------------------------------------------------------------------------------------------
State Distribution of                Number of        Aggregate Principal         Percent of
Mortgaged Properties              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Arizona                                   5               2,186,740.06                2.55
California                               70              32,321,261.63               37.62
Colorado                                  8               3,277,846.20                3.82
Connecticut                               4               1,765,244.33                2.05
Florida                                   7               2,710,787.96                3.16
Hawaii                                    2               1,792,321.42                2.09
Illinois                                 10               3,856,633.19                4.49
Massachusetts                             6               2,304,531.05                2.68
Nevada                                    5               1,752,326.22                2.04
New Jersey                               13               5,774,908.91                6.72
New York                                  8               3,048,749.29                3.55
Tennessee                                 4               2,015,694.54                2.35
Texas                                    10               4,203,049.37                4.89
Washington                                7               3,042,335.18                3.54
Other (less than 2%)                     38              15,861,964.29               18.46
-----------------------------------------------------------------------------------------------
 Total                                  197              85,914,393.64              100.00
===============================================================================================

(1) "Other" includes 18 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.74% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                 Documentation Programs for the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Type of Program                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Full                                     78              38,130,720.04               44.38
Reduced                                  46              19,031,429.03               22.15
CLUES                                    38              14,388,704.27               16.75
Alternative                              25              10,180,775.21               11.85
Streamlined                               7               3,004,588.12                3.50
No Income/No Asset                        3               1,178,176.97                1.37
-----------------------------------------------------------------------------------------------
 Total                                  197              85,914,393.64              100.00
===============================================================================================

                         Types of Mortgaged Properties

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Property Type                     Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Single Family Residence                 147              65,066,072.53               75.73
Planned Unit Development                 43              18,129,506.30               21.10
Low-rise Condominium                      7               2,718,814.81                3.16
-----------------------------------------------------------------------------------------------
 Total                                  197              85,914,393.64              100.00
===============================================================================================

                         Purposes of the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Loan Purpose                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Refinance (rate/term)                   126              54,737,504.75               63.71
Refinance (cash-out)                     51              22,003,314.23               25.61
Purchase                                 20               9,173,574.66               10.68
-----------------------------------------------------------------------------------------------
 Total                                  197              85,914,393.64              100.00
===============================================================================================

                   Occupancy Types of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Occupancy Type                    Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Owner Occupied                          189              82,544,300.66               96.08
Secondary Residence                       7               2,787,715.66                3.24
Investment                                1                 582,377.32                0.68
-----------------------------------------------------------------------------------------------
 Total                                  197              85,914,393.64              100.00
===============================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

             Remaining Terms to Maturity of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Remaining Term to             Number of        Aggregate Principal         Percent of
Maturity (months)           Mortgage Loans   Balance Outstanding ($)    Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
109                                1                 416,826.62                0.49
110                                3               1,001,164.51                1.17
111                                3               1,129,177.46                1.31
163                                1                 513,334.72                0.60
166                                2                 869,338.15                1.01
167                                4               1,463,473.45                1.70
168                                8               3,288,575.43                3.83
169                               25              10,980,398.00               12.78
170                               77              32,156,804.88               37.43
171                               73              34,095,300.42               39.69
-----------------------------------------------------------------------------------------------
 Total                           197              85,914,393.64              100.00
===============================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 168 months.

                                   EXHIBIT 2

      THE                                            Distribution Date: 9/25/02
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

                 Certificateholder Monthly Distribution Summary

                                                           Certificate                                     Pass
                                           Class              Rate               Beginning                Through         Principal
Class              Cusip                Description           Type                Balance                 Rate (%)      Distribution
------------------------------------------------------------------------------------------------------------------------------------
1A1              12669CJU5                Senior            Fix-30/360         10,400,000.00              5.500000                --
1A2              12669CJV3                Senior            Fix-30/360         56,067,000.00              5.500000                --
1A3              12669CJW1                Senior            Fix-30/360         60,585,000.00              6.125000                --
1A4              12669CJX9                Senior            Fix-30/360         20,928,551.59              6.500000      1,274,559.90
1A5              12669CJY7                Senior            Fix-30/360                    --              6.500000                --
1A6              12669CJZ4                Senior            Fix-30/360          4,344,268.47              6.500000      4,344,268.47
1A7              12669CKA7                Senior            Fix-30/360          3,250,000.00              6.500000      1,281,093.86
1A8              12669CKB5                Senior            Fix-30/360          4,000,000.00              6.500000                --
1A9              12669CKC3                Senior            Fix-30/360         25,000,000.00              5.500000                --
1A10             12669CKD1                Senior            Fix-30/360          1,000,000.00              6.500000                --
1A11             12669CKE9                Senior            Fix-30/360         10,000,000.00              5.500000                --
1A12             12669CKF6              Strip IO            Fix-30/360         19,105,596.15              6.500000                --
1A13             12669CKG4                Senior            Var-30/360         22,913,647.00              2.810000      9,032,163.88
1A14             12669CKH2                Senior            Var-30/360          5,331,829.00             21.229751      2,101,714.90
1A15             12669CKJ8                Senior            Var-30/360          1,718,524.00             10.000000        677,412.48
1A16             12669CKK5                Senior            Fix-30/360                    --              6.500000                --
1X               12669CKL3              Strip IO            Fix-30/360        190,579,307.92              0.564006                --
2A1              12669CKM1                Senior            Fix-30/360        294,013,626.33              6.000000     14,972,189.01
2A2              12669CKN9                Senior            Fix-30/360         21,328,765.97              5.750000      1,086,134.41
2A3              12669CKP4                Senior            Fix-30/360         21,328,765.97              6.250000      1,086,134.41
2X               12669CKQ2              Strip IO            Fix-30/360        283,744,277.67              0.384343                --
3A1              12669CKR0                Senior            Fix-30/360         87,171,154.35              5.750000      3,571,007.89
3X               12669CKS8              Strip IO            Fix-30/360         87,630,731.40              0.521312                --
PO                                                                              1,311,573.63              0.000000         99,456.68
PO-1             12669CKT6              Strip PO            Fix-30/360            689,498.48              0.000000         73,164.31
PO-2             12669CKT6              Strip PO            Fix-30/360            612,441.62              0.000000         26,256.08
PO-3             12669CKT6              Strip PO            Fix-30/360              9,633.53              0.000000             36.29
AR               12669CKU3                Senior            Fix-30/360                    --              6.500000                --
------------------------------------------------------------------------------------------------------------------------------------
M                12669CKV1                Junior            Fix-30/360          9,168,388.74              6.167133         22,840.18
B1               12669CKW9                Junior            Fix-30/360          3,587,440.62              6.167133          8,936.99
B2               12669CKX7                Junior            Fix-30/360          2,790,231.60              6.167133          6,950.99
B3               12669CLA6                Junior            Fix-30/360          1,195,813.54              6.167133          2,979.00
B4               12669CLB4                Junior            Fix-30/360          1,195,813.54              6.167133          2,979.00
B5               12669CLC2                Junior            Fix-30/360          1,195,891.92              6.167133          2,979.19
------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                        669,826,286.27                           39,573,801.24
====================================================================================================================================

                                                                                        Current                          Cumulative
                                       Interest              Total                      Realized        Ending            Realized
Class                                Distribution         Distribution                   Losses         Balance           Losses
------------------------------------------------------------------------------------------------------------------------------------
1A1                                     47,666.67             47,666.67                    --         10,400,000.00               --
1A2                                    256,973.75            256,973.75                    --         56,067,000.00               --
1A3                                    309,235.94            309,235.94                    --         60,585,000.00               --
1A4                                    113,362.99          1,387,922.89                    --         19,653,991.69               --
1A5                                            --                    --                    --                    --               --
1A6                                     23,531.45          4,367,799.92                    --                    --               --
1A7                                     17,604.17          1,298,698.03                    --          1,968,906.14               --
1A8                                     21,666.67             21,666.67                    --          4,000,000.00               --
1A9                                    114,583.33            114,583.33                    --         25,000,000.00               --
1A10                                     5,416.67              5,416.67                    --          1,000,000.00               --
1A11                                    45,833.33             45,833.33                    --         10,000,000.00               --
1A12                                   103,488.65            103,488.65                    --         19,105,596.15               --
1A13                                    53,656.12          9,085,820.00                    --         13,881,483.12               --
1A14                                    94,327.83          2,196,042.73                    --          3,230,114.10               --
1A15                                    14,321.03            691,733.51                    --          1,041,111.52               --
1A16                                           --                    --                    --                    --               --
1X                                      89,573.22             89,573.22                    --        174,917,083.10               --
2A1                                  1,470,068.13         16,442,257.14                    --        279,041,437.32               --
2A2                                    102,200.34          1,188,334.74                    --         20,242,631.57               --
2A3                                    111,087.32          1,197,221.73                    --         20,242,631.57               --
2X                                      90,879.34             90,879.34                    --        267,994,722.51               --
3A1                                    417,392.59          3,988,400.48                    --         83,600,146.45               --
3X                                      38,022.38             38,022.38                    --         84,058,609.68               --
PO                                             --             99,456.68                    --          1,212,116.93               --
PO-1                                           --             73,164.31                    --            616,334.16               --
PO-2                                           --             26,256.08                    --            586,185.54               --
PO-3                                           --                 36.29                    --              9,597.23               --
AR                                             --                    --                    --                    --               --
------------------------------------------------------------------------------------------------------------------------------------
M                                       47,115.05             69,955.22                    --          9,145,548.56               --
B1                                      18,435.35             27,372.34                    --          3,578,503.64               --
B2                                      14,338.60             21,289.59                    --          2,783,280.61               --
B3                                       6,145.12              9,124.11                    --          1,192,834.55               --
B4                                       6,145.12              9,124.11                    --          1,192,834.55               --
B5                                       6,145.52              9,124.71                    --          1,192,912.73               --
------------------------------------------------------------------------------------------------------------------------------------
Totals                               3,639,216.68         43,213,017.88                    --        630,252,485.05               --
====================================================================================================================================


      THE                                            Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

                         Principal Distribution Detail

                                                      Original              Beginning            Scheduled
                                                     Certificate           Certificate            Principal                Accretion
Class                               Cusip              Balance               Balance             Distribution              Principal
-----------------------------------------------------------------------------------------------------------------------------------
1A1                               12669CJU5         10,400,000.00         10,400,000.00                    --                    --
1A2                               12669CJV3         56,067,000.00         56,067,000.00                    --                    --
1A3                               12669CJW1         60,585,000.00         60,585,000.00                    --                    --
1A4                               12669CJX9         29,071,000.00         20,928,551.59          1,274,559.90                    --
1A5                               12669CJY7         53,882,000.00                    --                    --                    --
1A6                               12669CJZ4         25,000,000.00          4,344,268.47          4,344,268.47                    --
1A7                               12669CKA7          3,250,000.00          3,250,000.00          1,281,093.86                    --
1A8                               12669CKB5          4,000,000.00          4,000,000.00                    --                    --
1A9                               12669CKC3         25,000,000.00         25,000,000.00                    --                    --
1A10                              12669CKD1          1,000,000.00          1,000,000.00                    --                    --
1A11                              12669CKE9         10,000,000.00         10,000,000.00                    --                    --
1A12                              12669CKF6         19,105,596.00         19,105,596.15                    --                    --
1A13                              12669CKG4         22,913,647.00         22,913,647.00          9,032,163.88                    --
1A14                              12669CKH2          5,331,829.00          5,331,829.00          2,101,714.90                    --
1A15                              12669CKJ8          1,718,524.00          1,718,524.00            677,412.48                    --
1A16                              12669CKK5            373,000.00                    --                    --                    --
1X                                12669CKL3        270,339,677.08        190,579,307.92                    --                    --
2A1                               12669CKM1        344,621,000.00        294,013,626.33         14,972,189.01                    --
2A2                               12669CKN9         25,000,000.00         21,328,765.97          1,086,134.41                    --
2A3                               12669CKP4         25,000,000.00         21,328,765.97          1,086,134.41                    --
2X                                12669CKQ2        338,219,519.60        283,744,277.67                    --                    --
3A1                               12669CKR0         97,584,000.00         87,171,154.35          3,571,007.89                    --
3X                                12669CKS8         98,076,600.00         87,630,731.40                    --                    --
PO                                                   1,446,239.20          1,311,573.63             99,456.68                    --
PO-1                              12669CKT6            772,336.51            689,498.48             73,164.31                    --
PO-2                              12669CKT6            658,624.02            612,441.62             26,256.08                    --
PO-3                              12669CKT6             15,278.67              9,633.53                 36.29                    --
AR                                12669CKU3                100.00                    --                    --                    --
-----------------------------------------------------------------------------------------------------------------------------------
M                                 12669CKV1          9,453,500.00          9,168,388.74             22,840.18                    --
B1                                12669CKW9          3,699,000.00          3,587,440.62              8,936.99                    --
B2                                12669CKX7          2,877,000.00          2,790,231.60              6,950.99                    --
B3                                12669CLA6          1,233,000.00          1,195,813.54              2,979.00                    --
B4                                12669CLB4          1,233,000.00          1,195,813.54              2,979.00                    --
B5                                12669CLC2          1,233,080.82          1,195,891.92              2,979.19                    --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                             821,971,920.02        669,826,286.27         39,573,801.24                    --
===================================================================================================================================

                                Unscheduled                                     Current           Ending                 Ending
                                 Principal          Net Principal               Realized        Certificate            Certificate
Class                           Adjustments          Distribution                Losses            Balance               Factor
-----------------------------------------------------------------------------------------------------------------------------------
1A1                                      --                    --                    --         10,400,000.00         1.00000000000
1A2                                      --                    --                    --         56,067,000.00         1.00000000000
1A3                                      --                    --                    --         60,585,000.00         1.00000000000
1A4                                      --          1,274,559.90                    --         19,653,991.69         0.67606864883
1A5                                      --                    --                    --                    --         0.00000000000
1A6                                      --          4,344,268.47                    --                    --         0.00000000000
1A7                                      --          1,281,093.86                    --          1,968,906.14         0.60581727234
1A8                                      --                    --                    --          4,000,000.00         1.00000000000
1A9                                      --                    --                    --         25,000,000.00         1.00000000000
1A10                                     --                    --                    --          1,000,000.00         1.00000000000
1A11                                     --                    --                    --         10,000,000.00         1.00000000000
1A12                                     --                    --                    --         19,105,596.15         1.00000000805
1A13                                     --          9,032,163.88                    --         13,881,483.12         0.60581727234
1A14                                     --          2,101,714.90                    --          3,230,114.10         0.60581727234
1A15                                     --            677,412.48                    --          1,041,111.52         0.60581727234
1A16                                     --                    --                    --                    --         0.00000000000
1X                                       --                    --                    --        174,917,083.10         0.64702704756
2A1                                      --         14,972,189.01                    --        279,041,437.32         0.80970526266
2A2                                      --          1,086,134.41                    --         20,242,631.57         0.80970526266
2A3                                      --          1,086,134.41                    --         20,242,631.57         0.80970526266
2X                                       --                    --                    --        267,994,722.51         0.79236917735
3A1                                      --          3,571,007.89                    --         83,600,146.45         0.85669932012
3X                                       --                    --                    --         84,058,609.68         0.85707100047
PO                                       --             99,456.68                    --          1,212,116.93         0.83811649553
PO-1                                     --             73,164.31                    --            616,334.16         0.79801246654
PO-2                                     --             26,256.08                    --            586,185.54         0.89001543003
PO-3                                     --                 36.29                    --              9,597.23         0.62814594942
AR                                       --                    --                    --                    --         0.00000000000
-----------------------------------------------------------------------------------------------------------------------------------
M                                        --             22,840.18                    --          9,145,548.56         0.96742461093
B1                                       --              8,936.99                    --          3,578,503.64         0.96742461093
B2                                       --              6,950.99                    --          2,783,280.61         0.96742461093
B3                                       --              2,979.00                    --          1,192,834.55         0.96742461093
B4                                       --              2,979.00                    --          1,192,834.55         0.96742461093
B5                                       --              2,979.19                    --          1,192,912.73         0.96742461093
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                   --         39,573,801.24                    --        630,252,485.05
===================================================================================================================================

      THE                                            Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

                          Interest Distribution Detail

                             Beginning                 Pass                  Accrued               Cumulative
                            Certificate               Through                Optimal                 Unpaid                 Deferred
Class                         Balance                 Rate (%)               Interest               Interest                Interest
-----------------------------------------------------------------------------------------------------------------------------------
1A1                       10,400,000.00               5.500000              47,666.67                     --                     --
1A2                       56,067,000.00               5.500000             256,973.75                     --                     --
1A3                       60,585,000.00               6.125000             309,235.94                     --                     --
1A4                       20,928,551.59               6.500000             113,362.99                     --                     --
1A5                                  --               6.500000                     --                     --                     --
1A6                        4,344,268.47               6.500000              23,531.45                     --                     --
1A7                        3,250,000.00               6.500000              17,604.17                     --                     --
1A8                        4,000,000.00               6.500000              21,666.67                     --                     --
1A9                       25,000,000.00               5.500000             114,583.33                     --                     --
1A10                       1,000,000.00               6.500000               5,416.67                     --                     --
1A11                      10,000,000.00               5.500000              45,833.33                     --                     --
1A12                      19,105,596.15               6.500000             103,488.65                     --                     --
1A13                      22,913,647.00               2.810000              53,656.12                     --                     --
1A14                       5,331,829.00              21.229751              94,327.83                     --                     --
1A15                       1,718,524.00              10.000000              14,321.03                     --                     --
1A16                                 --               6.500000                     --                     --                     --
1X                       190,579,307.92               0.564006              89,573.22                     --                     --
2A1                      294,013,626.33               6.000000           1,470,068.13                     --                     --
2A2                       21,328,765.97               5.750000             102,200.34                     --                     --
2A3                       21,328,765.97               6.250000             111,087.32                     --                     --
2X                       283,744,277.67               0.384343              90,879.34                     --                     --
3A1                       87,171,154.35               5.750000             417,695.11                     --                     --
3X                        87,630,731.40               0.521312              38,069.15                     --                     --
PO                         1,311,573.63               0.000000                     --                     --                     --
PO-1                         689,498.48               0.000000                     --                     --                     --
PO-2                         612,441.62               0.000000                     --                     --                     --
PO-3                           9,633.53               0.000000                     --                     --                     --
AR                                   --               6.500000                     --                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
M                          9,168,388.74               6.167133              47,118.89                     --                     --
B1                         3,587,440.62               6.167133              18,436.85                     --                     --
B2                         2,790,231.60               6.167133              14,339.77                     --                     --
B3                         1,195,813.54               6.167133               6,145.62                     --                     --
B4                         1,195,813.54               6.167133               6,145.62                     --                     --
B5                         1,195,891.92               6.167133               6,146.02                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                   669,826,286.27                                  3,639,573.98                     --                     --
===================================================================================================================================

                                                                                                  Unscheduled
                                                         Total         Net Prepayment               Interest             Interest
Class                                             Interest Due          Int Shortfall              Adjustment              Paid
-----------------------------------------------------------------------------------------------------------------------------------
1A1                                                  47,666.67                     --                     --              47,666.67
1A2                                                 256,973.75                     --                     --             256,973.75
1A3                                                 309,235.94                     --                     --             309,235.94
1A4                                                 113,362.99                     --                     --             113,362.99
1A5                                                         --                     --                     --                     --
1A6                                                  23,531.45                     --                     --              23,531.45
1A7                                                  17,604.17                     --                     --              17,604.17
1A8                                                  21,666.67                     --                     --              21,666.67
1A9                                                 114,583.33                     --                     --             114,583.33
1A10                                                  5,416.67                     --                     --               5,416.67
1A11                                                 45,833.33                     --                     --              45,833.33
1A12                                                103,488.65                     --                     --             103,488.65
1A13                                                 53,656.12                     --                     --              53,656.12
1A14                                                 94,327.83                     --                     --              94,327.83
1A15                                                 14,321.03                     --                     --              14,321.03
1A16                                                        --                     --                     --                     --
1X                                                   89,573.22                     --                     --              89,573.22
2A1                                               1,470,068.13                     --                     --           1,470,068.13
2A2                                                 102,200.34                     --                     --             102,200.34
2A3                                                 111,087.32                     --                     --             111,087.32
2X                                                   90,879.34                     --                     --              90,879.34
3A1                                                 417,695.11                 302.52                     --             417,392.59
3X                                                   38,069.15                  46.77                     --              38,022.38
PO                                                          --                     --                     --                     --
PO-1                                                        --                     --                     --                     --
PO-2                                                        --                     --                     --                     --
PO-3                                                        --                     --                     --                     --
AR                                                          --                     --                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
M                                                    47,118.89                   3.85                     --              47,115.05
B1                                                   18,436.85                   1.51                     --              18,435.35
B2                                                   14,339.77                   1.17                     --              14,338.60
B3                                                    6,145.62                   0.50                     --               6,145.12
B4                                                    6,145.62                   0.50                     --               6,145.12
B5                                                    6,146.02                   0.50                     --               6,145.52
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                            3,639,573.98                 357.32                     --           3,639,216.68
===================================================================================================================================

      THE                                            Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

                          Current Payment Information
                               Factors per $1,000

                                                       Original
                                                      Certificate       Beginning Cert.            Principal             Interest
Class                               Cusip               Balance        Notional Balance          Distribution          Distribution
-----------------------------------------------------------------------------------------------------------------------------------
1A1                               12669CJU5         10,400,000.00       1,000.000000000           0.000000000           4.583333333
1A2                               12669CJV3         56,067,000.00       1,000.000000000           0.000000000           4.583333333
1A3                               12669CJW1         60,585,000.00       1,000.000000000           0.000000000           5.104166667
1A4                               12669CJX9         29,071,000.00         719.911650442          43.843001617           3.899521440
1A5                               12669CJY7         53,882,000.00           0.000000000           0.000000000           0.000000000
1A6                               12669CJZ4         25,000,000.00         173.770738828         173.770738828           0.941258169
1A7                               12669CKA7          3,250,000.00       1,000.000000000         394.182727660           5.416666667
1A8                               12669CKB5          4,000,000.00       1,000.000000000           0.000000000           5.416666667
1A9                               12669CKC3         25,000,000.00       1,000.000000000           0.000000000           4.583333333
1A10                              12669CKD1          1,000,000.00       1,000.000000000           0.000000000           5.416666667
1A11                              12669CKE9         10,000,000.00       1,000.000000000           0.000000000           4.583333333
1A12                              12669CKF6         19,105,596.00       1,000.000008051           0.000000000           5.416666710
1A13                              12669CKG4         22,913,647.00       1,000.000000000         394.182727660           2.341666667
1A14                              12669CKH2          5,331,829.00       1,000.000000000         394.182727660          17.691459158
1A15                              12669CKJ8          1,718,524.00       1,000.000000000         394.182727660           8.333333333
1A16                              12669CKK5            373,000.00           0.000000000           0.000000000           0.000000000
1X                                12669CKL3        270,339,677.08         704.962401296           0.000000000           0.331335843
2A1                               12669CKM1        344,621,000.00         853.150638905          43.445376247           4.265753195
2A2                               12669CKN9         25,000,000.00         853.150638905          43.445376247           4.088013478
2A3                               12669CKP4         25,000,000.00         853.150638905          43.445376247           4.443492911
2X                                12669CKQ2        338,219,519.60         838.935251299           0.000000000           0.268699277
3A1                               12669CKR0         97,584,000.00         893.293514793          36.594194675           4.277264629
3X                                12669CKS8         98,076,600.00         893.492753669           0.000000000           0.387680425
PO                                                   1,446,239.20         906.885686683          68.769177326           0.000000000
PO-1                              12669CKT6            772,336.51         892.743601013          94.731134477           0.000000000
PO-2                              12669CKT6            658,624.02         929.880476848          39.865046822           0.000000000
PO-3                              12669CKT6             15,278.67         630.521468961           2.375519540           0.000000000
AR                                12669CKU3                100.00           0.000000000           0.000000000           0.000000000
-----------------------------------------------------------------------------------------------------------------------------------
M                                 12669CKV1          9,453,500.00         969.840666184           2.416055258           4.983873297
B1                                12669CKW9          3,699,000.00         969.840666184           2.416055258           4.983873297
B2                                12669CKX7          2,877,000.00         969.840666184           2.416055258           4.983873297
B3                                12669CLA6          1,233,000.00         969.840666184           2.416055258           4.983873297
B4                                12669CLB4          1,233,000.00         969.840666184           2.416055258           4.983873297
B5                                12669CLC2          1,233,080.82         969.840666184           2.416055258           4.983873297
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                             821,971,920.02         814.901665076          48.144955170           4.427422143
===================================================================================================================================

                                                                                                 Ending Cert.          Pass Through
Class                                                                                         Notional Balance            Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
1A1                                                                                           1,000.000000000              5.500000
1A2                                                                                           1,000.000000000              5.500000
1A3                                                                                           1,000.000000000              6.125000
1A4                                                                                             676.068648825              6.500000
1A5                                                                                               0.000000000              6.500000
1A6                                                                                               0.000000000              6.500000
1A7                                                                                             605.817272340              6.500000
1A8                                                                                           1,000.000000000              6.500000
1A9                                                                                           1,000.000000000              5.500000
1A10                                                                                          1,000.000000000              6.500000
1A11                                                                                          1,000.000000000              5.500000
1A12                                                                                          1,000.000008051              6.500000
1A13                                                                                            605.817272340              2.810000
1A14                                                                                            605.817272340             21.229751
1A15                                                                                            605.817272340             10.000000
1A16                                                                                              0.000000000              6.500000
1X                                                                                              647.027047562              0.564006
2A1                                                                                             809.705262658              6.000000
2A2                                                                                             809.705262658              5.750000
2A3                                                                                             809.705262658              6.250000
2X                                                                                              792.369177352              0.384343
3A1                                                                                             856.699320118              5.750000
3X                                                                                              857.071000468              0.521312
PO                                                                                              838.116495529              0.000000
PO-1                                                                                            798.012466536              0.000000
PO-2                                                                                            890.015430026              0.000000
PO-3                                                                                            628.145949421              0.000000
AR                                                                                                0.000000000              6.500000
-----------------------------------------------------------------------------------------------------------------------------------
M                                                                                               967.424610926              6.167133
B1                                                                                              967.424610926              6.167133
B2                                                                                              967.424610926              6.167133
B3                                                                                              967.424610926              6.167133
B4                                                                                              967.424610926              6.167133
B5                                                                                              967.424610926              6.167133
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                          766.756709931
===================================================================================================================================

      THE                                            Distribution Date: 9/25/02
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

Pool Level Data

Distribution Date                                                                                                          9/25/2002
Cut-off Date                                                                                                              11/01/2001
Determination Date                                                                                                        09/01/2002
Accrual Period 30/360                     Begin                                                                           08/01/2002
                                            End                                                                           09/01/2002
Number of Days in 30/360 Accrual Period                                                                                           30

------------------------------------------------------------------------------------------------------------------------------------
                                                       Collateral Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                  316,971,920.02

Beginning Aggregate Pool Stated Principal Balance                                                                     233,780,494.12
Ending Aggregate Pool Stated Principal Balance                                                                        214,989,746.64

Beginning Aggregate Certificate Stated Principal Balance                                                              669,826,286.27
Ending Aggregate Certificate Stated Principal Balance                                                                 630,252,485.05

Beginning Aggregate Loan Count                                                                                                   580
Loans Paid Off or Otherwise Removed Pursuant to Pooling and
  Servicing Agreement                                                                                                             44
Ending Aggregate Loan Count                                                                                                      536

Beginning Weighted Average Loan Rate (WAC)                                                                                 7.202054%
Ending Weighted Average Loan Rate (WAC)                                                                                    7.199480%

Beginning Net Weighted Average Loan Rate                                                                                   6.940610%
Ending Net Weighted Average Loan Rate                                                                                      6.937825%

Weighted Average Maturity (WAM) (Months)                                                                                         350

Servicer Advances                                                                                                          28,525.75

Aggregate Pool Prepayment                                                                                              18,593,468.01
Pool Prepayment Rate                                                                                                     63.0416 CPR

Group 2
-------
Cut-Off Date Balance                                                                                                  405,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                     346,552,049.58
Ending Aggregate Pool Stated Principal Balance                                                                        329,348,344.57

Beginning Aggregate Certificate Stated Principal Balance                                                              669,826,286.27
Ending Aggregate Certificate Stated Principal Balance                                                                 630,252,485.05

Beginning Aggregate Loan Count                                                                                                   771

      THE
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling and
  Servicing Agreement                                                                                                             35
Ending Aggregate Loan Count                                                                                                      736

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.563083%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.560675%

Beginning Net Weighted Average Loan Rate                                                                                   6.304083%
Ending Net Weighted Average Loan Rate                                                                                      6.301675%

Weighted Average Maturity (WAM) (Months)                                                                                         350

Servicer Advances                                                                                                          17,781.08

Aggregate Pool Prepayment                                                                                              15,969,885.48
Pool Prepayment Rate                                                                                                     43.3458 CPR

Group 3
-------
Cut-Off Date Balance                                                                                                  100,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                      89,493,742.58
Ending Aggregate Pool Stated Principal Balance                                                                         85,914,393.64

Beginning Aggregate Certificate Stated Principal Balance                                                              669,826,286.27
Ending Aggregate Certificate Stated Principal Balance                                                                 630,252,485.05

Beginning Aggregate Loan Count                                                                                                   205
Loans Paid Off or Otherwise Removed Pursuant to Pooling
  and Servicing Agreement                                                                                                          8
Ending Aggregate Loan Count                                                                                                      197

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.520704%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.515185%

Beginning Net Weighted Average Loan Rate                                                                                   6.259841%
Ending Net Weighted Average Loan Rate                                                                                      6.254251%

Weighted Average Maturity (WAM) (Months)                                                                                         350

Servicer Advances                                                                                                           5,337.45

Aggregate Pool Prepayment                                                                                               3,258,017.01
Pool Prepayment Rate                                                                                                     36.0228 CPR

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

------------------------------------------------------------------------------------------------------------------------------------
                                                     Certificate Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                     96.7599882468%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 3.2400117532%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

Group 2
-------
Senior Percentage                                                                                                     97.3207896487%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 2.6792103513%
Subordinate Prepayment Percentage                                                                                      0.0000000000%


Certificate Account

Beginning Balance                                                                                                                 --

Deposit
Payments of Interest and Principal                                                                                     43,336,985.30
Liquidation Proceeds                                                                                                              --
All Other Proceeds                                                                                                                --
Other Amounts                                                                                                                     --
                                                                                                                       -------------
Total Deposits                                                                                                         43,336,985.30


Withdrawals
Reimbursement of Servicer Advances                                                                                                --
Payment of Master Servicer Fees                                                                                           122,995.10
Payment of Sub Servicer Fees                                                                                                  614.98
Payment of Other Fees                                                                                                             --
Payment of Insurance Premium(s)                                                                                                   --
Payment of Personal Mortgage Insurance                                                                                            --
Other Permitted Withdrawal per the Pooling and Service
  Agreement                                                                                                                       --
Payment of Principal and Interest                                                                                      43,213,017.90
                                                                                                                       -------------
Total Withdrawals                                                                                                      43,336,627.98

Ending Balance                                                                                                                357.32

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  16,552.04
Compensation for Gross PPIS from Servicing Fees                                                                            16,552.04

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

Other Gross PPIS Compensation                                                                                                     --
                                                                                                                          ----------
Total Net PPIS (Non-Supported PPIS)                                                                                               --

Master Servicing Fees Paid                                                                                                122,995.10
Sub Servicing Fees Paid                                                                                                       614.98
Insurance Premium(s) Paid                                                                                                         --
Personal Mortgage Insurance Fees Paid                                                                                             --
Other Fees Paid                                                                                                                   --
                                                                                                                          ----------
Total Fees                                                                                                                123,610.08

------------------------------------------------------------------------------------------------------------------------------------
                                                     Delinquency Information
------------------------------------------------------------------------------------------------------------------------------------

Group 1
-------
Delinquency                                                30-59 Days          60-89 Days             90+ Days               Totals
-----------                                                ----------          ----------             --------               ------
Scheduled Principal Balance                              2,910,258.74                  --           551,355.28         3,461,614.02
Percentage of Total Pool Balance                            1.353673%           0.000000%            0.256457%            1.610130%
Number of Loans                                                     6                   0                    1                    7
Percentage of Total Loans                                   1.119403%           0.000000%            0.186567%            1.305970%

Foreclosure
-----------
Scheduled Principal Balance                                                                                              515,435.94
Percentage of Total Pool Balance                                                                                          0.239749%
Number of Loans                                                                                                                   1
Percentage of Total Loans                                                                                                 0.186567%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --

Group 2
-------
Delinquency                                                30-59 Days          60-89 Days             90+ Days               Totals
-----------                                                ----------          ----------             --------               ------
Scheduled Principal Balance                              1,927,604.04                  --                   --         1,927,604.04
Percentage of Total Pool Balance                            0.585278%           0.000000%            0.000000%            0.585278%
Number of Loans                                                     5                   0                    0                    5
Percentage of Total Loans                                   0.679348%           0.000000%            0.000000%            0.679348%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --

Group 3
-------

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

Delinquency                                                30-59 Days          60-89 Days             90+ Days               Totals
-----------                                                ----------          ----------             --------               ------
Scheduled Principal Balance                                600,775.95                  --                   --           600,775.95
Percentage of Total Pool Balance                            0.699273%           0.000000%            0.000000%            0.699273%
Number of Loans                                                     2                   0                    0                    2
Percentage of Total Loans                                   1.015228%           0.000000%            0.000000%            1.015228%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --

------------------------------------------------------------------------------------------------------------------------------------
                                                Subordination/Credit Enhancement Information
------------------------------------------------------------------------------------------------------------------------------------

Protection                                                                                              Original             Current
----------                                                                                              --------             -------
Bankruptcy Loss                                                                                       300,000.00                  --
Bankruptcy Percentage                                                                                  0.036498%           0.000000%
Credit/Fraud Loss                                                                                  24,659,157.00       24,659,157.00
Credit/Fraud Loss  Percentage                                                                          3.000000%           3.912584%
Special Hazard Loss                                                                                24,659,157.00       20,094,788.59
Special Hazard Loss Percentage                                                                         3.000000%           3.188371%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-25

Credit Support                                                                                          Original             Current
--------------                                                                                          --------             -------
Class A                                                                                           802,243,339.20      611,166,570.42
Class A Percentage                                                                                    97.599847%          96.971703%

Class M                                                                                             9,453,500.00        9,145,548.56
Class M Percentage                                                                                     1.150100%           1.451093%

Class B1                                                                                            3,699,000.00        3,578,503.64
Class B1 Percentage                                                                                    0.450015%           0.567789%

Class B2                                                                                            2,877,000.00        2,783,280.61
Class B2 Percentage                                                                                    0.350012%           0.441614%

Class B3                                                                                            1,233,000.00        1,192,834.55
Class B3 Percentage                                                                                    0.150005%           0.189263%

Class B4                                                                                            1,233,000.00        1,192,834.55
Class B4 Percentage                                                                                    0.150005%           0.189263%

Class B5                                                                                            1,233,080.82        1,192,912.73
Class B5 Percentage                                                                                    0.150015%           0.189275%